UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2005

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure

On December 9, 2005, the Company held its Annual Meeting of Stockholders (the “Meeting”). Copies of slides presented at the Meeting relating to the Company’s operations are attached as Exhibit 99.1 to this Report.

Item 8.01.	Other Events

At the Meeting, the following proposals were approved by the margins indicated:

	Number of Shares
	Voted For	Withheld
1. To elect directors to the Board of Directors for a term of one (1) year and until his successor is duly elected and qualified.
Mr. John Thode	173,390,268	1,731,778
Mr. Stuart Chase Van Wagenen	172,840,913	2,281,133
Dr. Amr Abdelmonem	173,333,743	1,788,303
Dr. George Calhoun	172,397,631	2,724,415
Mr. Mike Fenger	173,271,496	1,850,550
Mr. Jim Fuentes	173,269,591	1,852,455
Mr. Ralph Pini	173,258,696	1,863,350
Mr. Tom Powers	173,203,246	1,918,800

	Number of Shares
	Voted For	Against	Abstain
2. To approve the amendments to the Company’s 2003 Equity Incentive Plan	28,877,726	3,869,889	684,624

3. To approve the appointment of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2005	173,614,480	1,315,152	192,414

Attached hereto as Exhibit 99.2 is a copy of the Company’s Equity Incentive Plan as amended at the Meeting.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is filed with this Form 8-K:

(c)	Exhibit No.	Description
	99.1	Presentation Slides dated December 9, 2005.

	99.2	ISCO International, Inc. 2003 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: December 13, 2005	By:	/s/ FRANK CESARIO
Frank Cesario Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1*	Presentation Slides dated December 9, 2005.

99.2*	ISCO International, Inc. 2003 Equity Incentive Plan, as amended.

*	Filed herewith